UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Amendment to Second Amended Equity Financing Agreement with GHS Investments

On January 30, 2024, DarkPulse, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 to the Second Amended Equity Financing Agreement with GHS Investments LLC, a Nevada limited liability company (“GHS”), pursuant to which the “Contract Period,” as defined in the Second Amended Equity Financing Agreement dated July 10, 2023 by and among the Company and GHS (the “EFA”), was amended from 12 months to 24 months. No other changes were made to the EFA.

Amendment to Debenture with The University of New Brunswick

On February 1, 2024, the Company’s board of directors approved entering into the Amendment No. 01 to Convertible Debenture (Secured) Term Debenture (the “Amendment”) with The University of New Brunswick pursuant to which, effective January 17, 2024, section (c) of the recitals of the Convertible Debenture (Secured) Term Debenture effective April 24, 2017 (the “Debenture”) is amended to the following:

“(c) the date that is seven (7) years from the Issue Date; or”

Section 3.1 of the Debenture is amended to the following:

3.1 Payback on the Principle Sum will commence over a four (4) year period upon the earlier of the following (each a “Payback Period”): (a) three (3) years following the Payor achieving a positive earnings before interest, taxes, depreciation and amortization for two (2) consecutive quarters; or (b) the date that is seven (7) years from the Issue Date.

Section 3.2 of the Debenture is amended to the following:

“3.2 The Payor shall be required to pay the Payee, in quarterly installments over a four (4) year period commencing from the start of the Payback Period, the following:

(a) Ninety-Three Thousand Seven Hundred and Fifty Canadian Dollars ($93,750.00 CDN); and

(b) interest accrued on the Principal Sum on a declining balance; and

(c) all costs associated with protecting the Technology.”

Item 7.01	Regulation FD Disclosure.

On January 30, 2024, Dennis O’Leary, the Company’s Chief Executive Officer, hosted an X Space (formerly Twitter Space) which provided general business discussion and updates. The X Space can be found at the following link and is incorporated herein by reference:

https://twitter.com/i/spaces/1rmGPMEBBrYJN

The furnishing of the X Space is not an admission as to the materiality of any information therein. The information contained in the X Space is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01 of this Current Report on Form 8-K and the X Space shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the X Space shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: February 5, 2024	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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